UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 19, 2006

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

ITEM 8.01  OTHER EVENTS

In a press release dated September 20, 2006, The Cheesecake Factory Incorporated announced that it opened its 110th Cheesecake Factory restaurant on September 19, 2006 at the Penn Square Mall in Oklahoma City, Oklahoma.  The restaurant contains approximately 10,400 square feet and 290 seats.

To celebrate the opening, The Cheesecake Factory hosted a benefit on September 16, 2006 for Safe Kids Oklahoma, a non-profit organization based in Oklahoma City that is dedicated to public education and awareness of preventable childhood injuries.  The ticket price for the event included cocktails, appetizers, a sampling of several entrees, live music and the Company’s signature cheesecakes.  The Cheesecake Factory, along with its vendors, underwrote the event in order to donate 100% of the proceeds from ticket sales, approximately $25,000, to Safe Kids Oklahoma.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1                           Press release dated September 20, 2006 entitled, “The Cheesecake Factory Opens in Oklahoma City, Oklahoma”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2006	THE CHEESECAKE FACTORY INCORPORATED
By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated September 20, 2006 entitled, “The Cheesecake Factory Opens in Oklahoma City, Oklahoma”